Exhibit 3.31

ARTICLES OF INCORPORATION OF Wiregrass Telcom, Inc. The undersigned, for the purpose of forming a corporation under the Alabama Business Corporation Act, hereby adopt the following articles of incorporation: ARTICLE ONE NAME The name of the corporation is Wiregrass Telcom, Inc. ARTICLE TWO PURPOSE The purpose for which the corporation is organized is for the operation of offering telecommunication, telephone services, and networking services to the general public and the corporation shall have the power to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act. ARTICLE THREE DURATION The term of existence of the corporation is perpetual. ARTICLE FOUR REGISTERED OFFICE The address of the initial registered office of the corporation is 30 South Court Square, Ozark, Alabama 36360. The initial registered agent at such address is James O. Rudd. ARTICLE FIVE CAPITAL STOCK The total number of shares which the corporation has authority to issue is 1,000 all of which shall be common shares with par value of $1.00 per share.

ARTICLE SIX DIRECTORS The number of directors constituting the initial Board of Directors of the corporation is four (4). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders are: James O. Rudd Jason Harlow Norman McCaffrey Eddie Howard Bright 30 South Court Square Ozark, Alabama 36361 30 South Court Square Ozark, Alabama 36361 30 South Court Squa0 Ozark, Alabama 36361 30 South Court Square Ozark, Alabama 36361 ARTICLE SEVEN INCORPORATORS The names and addresses of the incorporators are: James O. Rudd Jason Harlow Norman McCaffrey Eddie Howard Bright 30 South Court Square Ozark, Alabama 36361 30 South Court Square Ozark, Alabama 36361 30 South Court Square Ozark, Alabama 36361 30 South Court Square Ozark, Alabama 36361 We, THE UNDERSIGNED, have subscribed names this 23rd day of Feb, 1999. James O . Rudd Jason Harlow Norman McCaffrey Eddie Howard Bright

# 02. /6.	
Posted	Checked by:

FILED IN OFFICE
SEP 3 2009
SECRETARY OF STATE

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT
OR REGISTERED OFFICE OR BOTH

CHECK ONE: FOREIGN CORPORATIO
X DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State ID: DC 202-960

State of Incorporation: AL

1. The name of the corporation:
W I R E G R A S S T E L C O M , I N C .

2. The name of the present registered agent
JAMES 0. RUDD

3. The street address of the present registered office:
3 S O U T H C O U R T S Q U A R E

4. The name of its successor registered agent
CSC-Lawyers Incorporating Service Incorporated

5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):
1 5 0 S o u t h S t r e e t , M o n t R o m e r y , A L 3 6 1 0 4
Street Number, Street Name City, State and Zip Code

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent's address.

7. Date: 9/2/2009

$5 Filin gFee

WIREGRASS TELCOM INC
Name • of Corporation

Type or or P t rporate Officer's Name and Title

Signature of Officer

I, CSC-Lawyers Incorporating Service Incorporated , 'consent to serve as
20CI CSC-La rating Service Incorporated

Ale AJ [signature], Asst. Sec.
Signature of Register; Agen t

RECEIVED
SEP - 9 2009
SECRETARY OF STATE

MAIL ORIGINAL APPLICATION WITH THE SLIM FEE OF $5.00 TO:
SECRETARY OF STATE, CORPOAATION3 DIVISION, PO Box 5616, Montgomery, ALABAMA 36103-5618